Date:     August 2, 1999







Subject:   Letter  of  Intent  (LOI)  for  CasinoBuilders.com  to
partner with Fennell Promotions Inc.



This  Letter of Intent (LOI) is intended to outline the framework and terms under which CasinoBuilders.com Inc., (CB) would work in
partnership  with  Fennell  Promotions,  (Fennell),  subject   to
concurrence by both boards.



Although signing this letter indicates sincere intent by both parties to work rapidly towards completing the acquisition, the terms within this document are not legally binding on either party. It is assumed that this LOI will lead to a signed contract between the two companies by August 15, 1999.







Purpose:

The purpose of the partnership is to advance the business success of both companies through synergistic operations and common market focus.



Concept:



       Fennell is a premier loyalty rewards marketing company, based in Atlanta, GA., serving the Fortune 500 and other vertical markets.



       CB (publicly traded company NASDAQ OTCBB Symbol "CSNO") is an internet marketing and services company focused on the burgeoning Internet gaming industry, providing management consulting and comprehensive operational services to new and existing members of the internet gaming community.



       Fennell  and  CB will partner to market  the  "Supreme
       Privileges Awards Program" to the Internet gaming industry under the brand "E-Players Club". Additionally, the parties will cooperate with each other to advance the general business success of each other.



Operations:



An exclusive marketing agreement developed by Fennell, is signed for Internet gaming products. Target 8/15/99.



General responsibilities follow:



Fennell:

     Shall provide all award management operations and support, such as:



     CB unique web page access to "Supreme Privileges"

     Award inventory

     Award claiming process

     Etc.



     Shall provide program training materials to CB

     Shall provide exclusive marketing rights to the Internet gaming industry

     Shall provide an operational point of contact for CB

     Shall provide a unique privately branded web page for each program activated.



Casino Builders:

     Shall incur and accept all internal marketing and sales costs

     Shall contract directly with its clients

     Shall collect all monies and point information and forward same to Fennell

     Shall provide market requirements information to Fennell

     Shall conduct business in a highly professional manner

     Shall appoint a dedicated sales resource to aggressively exploit this market opportunity



Sales and Pricing Assumptions:



     Fennell will develop and CB will sell two program levels
     (Standard and Platinum)

     CB will charge an implementation fee of $5,000 for Standard and $10,000 for Platinum point programs

     CasinoBuilders.com will receive 8% commission on all points sold from Fennell

     Points will be sold to CB at .025 each

     The attached awards shall be part of the E-Players Program
     (Appendix A) with CB determining which awards from the Fennell list supplied shall be in the Standard and Platinum
     Programs

     CB shall remit to Fennell .0025 per point issued with the balance billed to CB upon redemption.

     CB may determine an expiration date of any points earned.



Summary:



Both parties are committed to the successful completion of this partnership.



Both parties are committed to concluding this important process with professionalism and integrity.